Exhibit 99.1

Immersion Signs License Agreement with Meta Platforms, Inc. (formerly known as Facebook, Inc.)

AVENTURA FL, February 14, 2024 – Immersion Corporation (NASDAQ: IMMR), a leading developer and provider of patents for haptics, today announced that it has signed a license with Meta Platforms, Inc. (formerly known as Facebook, Inc.) to make Immersion’s patents available to Meta and its affiliates’ hardware, software, VR, and gaming products.

 “We are delighted to grant Meta Platforms, Inc. a license to our patents for haptic technologies.  We are excited to license Meta Platforms, Inc. for their delivery of high-quality haptics in their devices,” said Eric Singer, Immersion’s President and CEO.

Immersion’s high-quality touch feedback technology enhances gaming peripherals and applications. Increasingly, haptics is being designed into VR gaming applications as more and more VR platforms and games incorporate high-quality tactile effects for more immersive operations.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Learn more at www.immersion.com.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, and include statements regarding us ensuring that our intellectual property is recognized in the emerging AR/VR market.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the effects of the COVID-19 global pandemic on the Company and its business, and on the business of its suppliers and customers; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2022 and most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

(IMMR – C)

Investor Contact:

J. Michael Dodson

Immersion Corporation

mdodson@immersion.com